SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549


                               FORM 8-K


                            CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  June 19, 1996



                   Union Financial Bancshares, Inc.
         ____________________________________________________
        (Exact name of registrant as specified in its charter)


        Delaware                  1-5735         57-1001177
___________________________     __________      ___________________
State or other jurisdiction     Commission      (I.R.S. Employer
      of incorporation          File Number     Identification No.)


203 West Main Street, Union, South Carolina           29379
___________________________________________          __________
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number (including area code)  (864) 427-1863


                         Not Applicable
  _____________________________________________________________
  (Former name or former address, if changed since last report)

Item 5.  Other Events

     On June 19, 1996, the Registrant announced that its Board of Directors had declared a two-for-one stock split in the form of a stock dividend of 100% on the Registrant's outstanding shares of common stock, payable on July 30, 1996 to stockholders of record as of the close of business on July 9, 1996. For further information, reference is made to the Registrant's press release dated June 19, 1996, which is attached hereto as Exhibit 99 and incorporated herein by reference.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              UNION FINANCIAL BANCSHARES, INC.

                                   /s/Dwight V. Neese
DATE:  June 25, 1996         By:   ___________________________
                                   Dwight V. Neese
                                   President

                           EXHIBIT 99

         Registrant's Press Release Dated June 19, 1996

                      FOR IMMEDIATE RELEASE


                                         Contact: Dwight V. Neese
                                                        President
                                             203 West Main Street
                                             Union, SC 29379-0866
                                                   (864) 427-1863

                UNION FINANCIAL BANCSHARES, INC.
                      ANNOUNCES STOCK SPLIT

Union, South Carolina - June 19, 1996: Dwight V. Neese, President and Chief Executive Officer of Union Financial Bancshares, Inc. announced today that the Board of Directors declared a two-for-one stock split of the Corporation's outstanding shares of common stock. Stockholders of record on the close of business on July 9, 1996 will receive two shares of common stock for every one share owned on that date. Cash will be paid in lieu of fractional shares.

In announcing the stock split, Mr. Neese stated that: "We are pleased to announce this stock split, which hopefully will provide additional liquidity in the Company's shares of common stock. Along with the formation of the holding company in November 1994, this stock split represents another attempt by the Board of Directors to strengthen the Company and position it for the future".

Union Financial is the holding company for Union Federal Savings Bank, headquartered in Union, South Carolina. Union Federal operates two full-service branches, both of which are located in Union County, South Carolina. At March 31, 1996, the Corporation had consolidated total assets of $116.1 million and stockholders' equity of $12.2 million.